C0104709

                                                                  RECEIVED
                                                                 JUL 18 1995
                                                              Utah Div. of Corp.
                                                                & Comm. Code


                              ARTICLES OF AMENDMENT
                      TO THE ARTICLES OF INCORPORATION OF
                       ASIAN-AMERICAN INTERNATIONAL, INC.

     Pursuant to the provisions of Section 16-l0a-1006 of the Utah Revised Business Corporation Act, ASIAN-AMERICAN INTERNATIONAL, INC., a Utah corporation, hereinafter referred to as the "Corporation," hereby adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:     The name of the Corporation is ASIAN-AMERICAN INTERNATIONAL, INC.

SECOND:    Article I shall read as follows:

                                    Article I

           The name of the corporation is INTERNATIONAL MARKETING DYNAMICS, INC.

THIRD: By executing these Articles of Amendment to the Articles of Incorporation, the president and secretary of the Corporation do hereby certify that on July 18, 1995, the foregoing amendment to the Articles of Incorporation of ASIAN-AMERICAN INTERNATIONAL, INC., was authorized and approved pursuant to section 16-10a-1003 of the Utah Revised Business Corporation Act by the consent of the majority of the Corporation's shareholders. The number of issued and outstanding shares entitled to vote on the foregoing amendment to the Articles of Incorporation was 2,461,308 of which 2,001,793 shares voted for and -0-shares voted against the foregoing amendment to the Articles of Incorporation. No other class of shares was entitled to vote thereon as a class.

     DATED this 18th day of July, 1995.


                                                 /s/ Bartley F. Taylor
                                                 -------------------------------
                                                 Bartley F. Taylor, President


                                                 /s/  Cordell B. Taylor
                                                 -------------------------------
                                                 Cordell B. Taylor, Secretary


STATE OF UTAH       )
                    :
COUNTY OF SALT LAKE )

     On this 18th day of July, 1995, personally appeared before me, the undersigned, a notary public, Bartley F. Taylor and Cordell B. Taylor, who being by me first duly sworn, declare that they are the president and secretary, of the above-named corporation, that they signed the foregoing Articles of Amendment to the Articles of Incorporation, and that the statements contained therein are true.

     WITNESS MY HAND AND OFFICIAL SEAL.

                                                     /s/  JAIMI A. MOORE
                                                     ---------------------------
                                                     Notary Public
-----------------------------------
             Notary Public
            JAIMI A. MOORE
        350 South 400 East Ste. G-6
[SEAL]  Salt Lake City, Utah 84111
          My Commission Expires
            August 10, 1998
             State of Utah
-----------------------------------

[SEAL]   State of Utah                                            104709
         DEPARTMENT OF COMMERCE                             --------------------
         Division of Corporations & Commercial Code         Division File Number

                                                                   RECEIVED
                                                                 JUN 26, 1995
                                                              Utah Div. of Corp.
                                                                 & Comm. Code

               State of Utah
          Department of Commerce
Division of Corporations and Commercial Code
            Must be typewritten
Hereby certify that the foregoing has been filed
   and approved on the 26th day of June 1995 by the office of this Division and hereby issue this Certification thereof.



Examiner (Initials)   Date  6/26/95
         ----------         -------

[SEAL]         /s/ Korla T. Woods
               ------------------
                KORLA T. WOODS
               Division Director

                                 Application for
                                Reinstatement of:

                      Check Appropriate Box              Fee
                      [X]  Profit Corporation*         $60.00
                      [ ]  Non-profit Corporation      $30.00
                      [ ]  Limited Partnership         $50.00
                      [ ]  Limited Liability Company   $50.00


                       ASIAN-AMERICAN INTERNATIONAL, INC.
                       ----------------------------------
                              Business Entity Name

I,  Cordell  B.  Taylor  hereby  declare  and  affirm  that:

I am an               Officer             of  ASIAN-AMERICAN INTERNATIONAL, INC.
        ----------------------------------    ----------------------------------
        Officer, General Partner or Member              Business Name

which was involuntarily dissolved or canceled on the 1st day of October, 1993, under provisions of Utah law.

I hereby remedy all prior defaults and file herewith a current annual report together with the required annual report and statutory reinstatement fee.

I hereby make application for reinstatement and request the Division of Corporations and Commercial Code of the State of Utah to issue a Certificate of Reinstatement and, under penalties of perjury, I declare that the foregoing statement is, to the best of my knowledge and belief, true and correct.

*If the above mentioned corporation name is not available for use at the time of reinstatement, the following corporation name shall be used:

                       ----------------------------------
                              New Corporation Name

By:  /s/   Cordell B. Taylor                   Title:    Secretary
   -------------------------------                    --------------------------

Phone Number: (801) 539-1340
              --------------

Submit the following items with this application:
                           ----
                                                 -------------------------------
o An Annual Report showing the new registered             State of Utah
  agent's signature                                 Division of Corporations
o A tax letter of Good Standing from the Utah          and Commercial Code
  Tax Commission (if applicable)                  160 East 300 South/Box 45801
o Your filing fee payable to the State of Utah.  Salt Lake City, Utah 84145-0801
                                                         (801) 530-4849
                                                 -------------------------------

                                                                  RECEIVED
                                                                 Jun 26 1995
                                                              Utah Div. of Corp.
                                                               & Comm. Code
--------------------------------------------------------------------------------
[SEAL]                     Utah State Tax Commission                     TC-784
                            Letter of Good Standing                    Rev. 2/94
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Corporation Representative's Name and Address                Issue Date
                                                                 May 22, 1995
                                                             -------------------
ELLIOTT N TAYLOR                                             Account Number
ASIAN AMERICAN INTERNATIONAL INC                                 87-O417235
350 SO 400 E SUITE G-6                                       -------------------
SALT LAKE CITY UTAH 84111                                    Tax Type
                                                                 CORPORATION
                                                             -------------------
                                                             Utah Charter Number
                                                                 104709
--------------------------------------------------------------------------------

                  The Utah State Tax Commission Certifies that:

                        ASIAN AMERICAN INTERNATIONAL INC

has filed all income or franchise tax returns required and paid all taxes thereon to be due. The status of the account is current as of the date of this letter.

The account is subject to audit, and if a liability exists, it may be assessed at any time. The issuance of this letter does not fix, abate, modify, or cancel any liability for payment of money due or an obligation to the State of Utah.

This letter does not fulfill the requirements for dissolving or withdrawing a corporation from the State of Utah. Please contact the Department of Commerce, Division of Corporations for information regarding corporate dissolution or withdrawal.



/s/ Carey Harrison
------------------------------------------------
Carey Harrison Tax Payer Resolution Agent
Correspondence Section
Customer Service Division


Inquiries regarding this letter should be directed to: Correspondence Section, Utah State Tax Commission 210 North 1950 West, Salt Lake City, UT, 84134 or call
(801) 297-7573.

APPROVED by the Division of Corporations                          Aug 12 AM 7:50
and the Commercial Code of the Utah State
Department of Business Regulation
on the 12th day of Aug A.D. 1988
Corporate Documents Examiner
Fees Paid 35.00

             ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

                     OF ASIAN-AMERICAN INTERNATIONAL, INC.


         Pursuant to section 16-10-57 of the Utah Business Corporation Act, Asian-American International, Inc., a Utah corporation, hereinafter referred to as the "Corporation," hereby adopts the following Articles of Amendment to its Articles of Incorporation.

         FIRST: The amendments to the Articles of Incorporation were duly adopted by a vote of the majority of the shareholders of the Corporation on July 11, 1988, in accordance with Section 16-10-138 of the Utah Business Corporation
Act:

         SECOND: Article IV of the Articles of Incorporation pertaining to the authorized capitalization of the Corporation is hereby amended by striking the existing Article IV and inserting in lieu thereof a new Article IV, set forth in its entirety as follows:

                                   ARTICLE IV

         Capitalization. The corporation shall have the authority to issue 200,000,000 shares of common stock having a par value of one mil ($0.00l). All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable for further call or assessment. The authorized trading shares shall be issued at the discretion of the Directors.

         THIRD: The designation and number of outstanding shares of each class entitled to vote thereon as a class are as follows:


                          CLASS           Number of Shares
                          -----           ----------------
                          Common             17,624,459

         FOURTH: The number of shares voted for the amendment to Article IV were 10,555,753 with 266,673 against and 0 abstaining.

         FIFTH:  The  Articles  of  Incorporation  are hereby  amended by adding
Article XI, set forth in its entirety as follows:

                                   ARTICLE XI

         Limitation on Liability. A director of the Corporation shall have no personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty, except (i) for any breach of a director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability arising from any action under section 16-10-44 of the Utah Business Corporation Act as it may from time to time be amended or any successor provision thereto, or (iv) for any transaction from which a director derived an improper personal benefit.

         SIXTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class are as follows:

                          CLASS               NUMBER OF SHARES
                          -----               ----------------
                          Common               17,624,459

         SEVENTH: The number of shares voted for the amendment to Article IV was 10,822,426 with 0 against and 0 abstaining.

         IN WITNESS WHEREOF, the foregoing Articles of Amendment to the Articles of Incorporation of Asian-American International, Inc. have been executed this 10th day of August, 1988.

ATTEST:                                       ASIAN-AMERICAN INTERNATIONAL, INC.

/s/ Gloria C. Taylor                          By /s/ Lawrence C. Taylor
---------------------------                      -------------------------------
Gloria C. Taylor, Secretary                      Lawrence C. Taylor, President


STATE OF UTAH      )
                   ):ss
COUNTY OF SALT LAKE)

         On August 10 1988, before me, the undersigned, a notary public in and for the county and state, personally appeared Lawrence C. Taylor and Gloria C. Taylor, who, being by me duly sworn, did state, each for themselves, that he, Lawrence C. Taylor, is the president, and that she, Gloria C. Taylor, is the secretary, of Asian-American International, Inc., a Utah corporation, and that the foregoing Articles of Amendment to the Articles of Incorporation of Asian-American International, Inc. were signed on behalf of such corporation by authority of a resolution of its board of directors and that the statements contained therein are true.

        WITNESS my hand and official seal.

        NOTARY PUBLIC

        /s/ PAULA CHAPMAN
        -----------------------------------

        Residing in:  SALT LAKE COUNTY
                      ----------------

        My Commission Expires:   2/6/89
                              -------------

                                      -2-